EXHIBIT 3(h)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TARTAN, INC.

INTO

TEXAS INSTRUMENTS INCORPORATED

(Pursuant to Section 253 of the
General Corporation Law of the State of Delaware)

Texas Instruments Incorporated, a corporation organized and
existing under the laws of Delaware, does hereby certify:

FIRST: That this corporation is incorporated pursuant to the
General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Tartan, Inc., a Pennsylvania corporation.

THIRD: That this corporation, by the following resolutions of the
Board of Directors, duly adopted on the 20th day of June, 1996, determined to and did merge into itself said Tartan, Inc.:

RESOLVED, that Texas Instruments Incorporated merge, and it hereby does merge into itself Tartan, Inc. and assumes all its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing the Certificate of Ownership and Merger with the Secretary of
State of Delaware; and

FURTHER RESOLVED, that the proper officers of Texas Instruments
Incorporated be and they are hereby directed to make and execute a
Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Tartan, Inc. and assume its obligations, and the date of adoption thereof, and to cause the same to be filed with the
Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FURTHER RESOLVED, that the proper officers of Texas Instruments
Incorporated shall be, and each hereby is, authorized, empowered and directed for and on behalf of Texas Instruments Incorporated to do all things and to take all actions necessary or desirable in such officer's discretion to carry out the full intent and purpose of the foregoing resolutions.

FOURTH: Anything herein or elsewhere to the contrary
notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Texas Instruments Incorporated at any time prior to the date of filing of the Certificate of Ownership and Merger with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 21st day of June, 1995.

TEXAS INSTRUMENTS INCORPORATED

By: /s/ William A. Aylesworth
---------------------------

Name: William A. Aylesworth

Title: Senior Vice President,
Treasurer & CFO